Exhibit 10.5

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into and effective as of December 30, 2025 by and among LEE ENTERPRISES, INCORPORATED, a Delaware corporation (“Borrower”) and BH FINANCE LLC, a Nebraska limited liability company (“Lender”).

RECITALS

WHEREAS, Borrower and Lender are parties to that certain Credit Agreement dated as of January 29, 2020 (as amended by that certain Waiver and Amendment to Credit Agreement dated as of May 1, 2025, the “Existing Credit Agreement” and as further amended by this Amendment, the “Credit Agreement”);

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in the Credit Agreement;

WHEREAS, Borrower intends to consummate a Borrower Equity Issuance that is a private investment in public equity transaction pursuant to which Borrower will issue voting Equity Interests consisting of shares of its common stock, $0.01 par value (the “PIPE Investment”) to certain investors, pursuant to the Stock Purchase Agreement, dated on or about the date hereof, (as amended, restated, supplemented or otherwise modified from time to time, and together with any substantially similar stock purchase agreements entered into in connection therewith, the “SPA”), which PIPE Investment is intended to result in aggregate cash gross proceeds to Borrower of no less than $50.0 million upon the issuance of the Equity Interests offered pursuant thereto; and

WHEREAS, Borrower has requested, and Lender has agreed to certain amendments to the Existing Credit Agreement in connection with the consummation of the PIPE Investment, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
AMENDMENTS TO CREDIT AGREEMENT

1.1 Applicable Rate. The definition of “Applicable Rate” of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Rate” means (i) if the Successful PIPE Investment Date has occurred, then commencing the following Business Day after such occurrence until the five year anniversary of the Successful PIPE Investment Date, a fixed rate of five percent (5.00%) per annum or (ii) at any other date following the Second Amendment Date, a fixed rate of nine percent (9.00%) per annum.

1.2 Change of Control. The definition of “Change of Control” of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

Notwithstanding the foregoing or anything to the contrary contained herein, upon and after the occurrence of the Successful PIPE Investment Date, no “Change of Control” will have occurred as a result of any such “person” or “group” consisting of any of the PIPE Investors and their Affiliates becoming the “beneficial owner”, directly or indirectly, of 25.0% or more of the Equity Interests of Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any other option right).

1.3 Excess Cash Flow. The definition of “Excess Cash Flow” of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Excess Cash Flow” means any cash or Cash Equivalents, as defined under GAAP, in excess of $20,000,000 as shown on the Borrower’s consolidated balance sheet, calculated at the end of each fiscal quarter; provided that, notwithstanding the foregoing, upon and after the occurrence of the Successful PIPE Investment Date, commencing with the fiscal quarter in which such date occurs and continuing until the five (5) year anniversary of the Successful PIPE Investment Date, Excess Cash Flow shall be deemed to be zero to the extent that the aggregate amount of cash and Cash Equivalents shown on the Borrower’s consolidated balance sheet at the end of such fiscal quarter does not exceed $64,000,000. Excess Cash Flow shall exclude the proceeds of any Borrower Equity Issuance, including any proceeds from the exercise of warrants, made subsequent to the PIPE Investment.

1.4 PIPE Investment. The Credit Agreement is hereby amended to add the following definitions:

“PIPE Investment” means the issuance by Borrower of its Equity Interests pursuant to the SPA.

“PIPE Investors” means those certain Investors (as defined in the SPA) that are signatories to the SPA.

“Second Amendment Date” means December 30, 2025.

“SPA” means that certain Stock Purchase Agreement, dated on or about the Second Amendment Date, by and among Borrower and the investors party thereto, as amended, restated, supplemented or otherwise modified from time to time, together with any substantially similar stock purchase agreements entered into in connection with the PIPE Investment.

“Successful PIPE Investment Date” shall mean the date upon which Borrower has consummated the PIPE Investment resulting in aggregate gross cash proceeds of no less than $50.0 million.

Article II
EFFECTIVENESS

This Amendment shall become effective upon receipt by Lender of this Amendment duly executed and delivered by Borrower and Lender.

Article III
MISCELLANEOUS

3.1 References; Effect on Credit Agreement.

(a) On and after the effectiveness hereof, each reference in the Credit Agreement or any other Loan Document to the Credit Agreement shall mean and be a reference to the same as amended by this Amendment.

(b) Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Credit Agreement or any other Loan Document, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

(d) Borrower acknowledges and agrees that: (i) as of the date hereof, Borrower has no defenses, claims or set-offs to the payment of the Obligations or other amounts due under the Credit Agreement or the other Loan Documents or to the enforcement of the Credit Agreement or the other Loan Documents; and (ii) the Liens granted pursuant to the Loan Documents remain valid perfected Liens in the assets of the Loan Parties securing the payment and performance of the Obligations.

3.2 Representations and Warranties of Borrower. Borrower represents and warrants as follows:

(a) The execution, delivery and performance by Borrower of this Amendment (i) are within Borrower’s powers, (ii) have been duly authorized by all necessary action, and (iii) do not contravene (A) Borrower’s Organization Documents, or (B) any law or contractual restriction binding on or affecting Borrower.

(b) This Amendment, the Credit Agreement (as amended hereby) and the other Loan Documents constitute legal, valid and binding obligations of Borrower and any other Loan Parties party thereto and are enforceable against Borrower and such other Loan Parties in accordance with their respective terms.

(c) Immediately after giving effect to this Amendment, no Event of Default exists and is continuing.

3.3 Execution in Counterparts. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. This Amendment shall be valid, binding and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (a) a DocuSign® electronic signature, (b) an original, manual signature, or (c) a faxed, electronic image scan transmission (e.g., “pdf” or “tif” via electronic mail) or photocopied manual signature. Each DocuSign®, faxed, electronic image scan transmission (e.g., “pdf” or “tif” via electronic mail) or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature.

3.4 Governing Law; Venue; Waiver of Jury Trial. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. The terms of Section 8.13(b) through (d) and Section 8.14 of the Credit Agreement are incorporated herein by reference.

3.5 Amendment is a Loan Document. This Amendment is a Loan Document.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

BORROWER:

LEE ENTERPRISES, INCORPORATED, a Delaware corporation

By:	/s/ Timothy R. Millage
Name:	Timothy R. Millage
Title:	Vice President, Chief Financial Officer and Treasurer

LENDER:

BH FINANCE LLC,
a Nebraska limited liability company

By:	/s/ R. Ted Weschler
Name:	R. Ted Weschler
Title:	Authorized Signatory

[Signature Page to Second Credit Agreement Amendment]